SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                ________________



                                    FORM 8-K
                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934




Date of Report (Date of earliest event reported) August 31, 2000
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                      DEAN WITTER REALTY YIELD PLUS, L.P.
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            (Exact name of registrant as specified in its charter)


          Delaware                    0-18148           13-3426531
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(State or other jurisdiction       Commission      (I.R.S. Employer
    of incorporation)             File Number)       Identification No.)


  Two World Trade Center, New York, New York          10048
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   (Address of principal executive offices)        (Zip Code)


Registrant's telephone number, including area code(212) 392-2974
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        (Former name or former address, if changed since last report)


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Item 2.  Acquisition or Disposition of Assets

Pursuant to a Purchase and Sale Agreement dated as of June 14, 2000, as amended, a nominee trust (the "Trust") acting for GCGA Limited Partnership ("GCGA"), the sole beneficiary of the Trust, sold the land and building which comprise the One Congress Street office building and garage complex (the "Property") on August 31, 2000 to One Congress Street JV, LLC, an unaffiliated party, for a negotiated sale price of $118.5 million.

The 19.81% general partnership interest in GCGA is owned by a corporate joint venture that is owned 58% by Dean Witter Realty Yield Plus, L.P. (the "Partnership") and 42% by Dean Witter Realty Yield Plus II, L.P. ("YP II"), an affiliate. The limited partners of GCGA are not affiliated with the Partnership or YP II. GCGA also had an outstanding participating second mortgage loan (the "Loan") payable to the Partnership (58%) and YP II (42%).

The purchase price was paid in cash at closing. At closing, approximately $38.0 million of the sale proceeds were used to settle GCGA's first mortgage loan, $1.3 million was used to fund all tenant improvements that GCGA incurred in renting out the remaining vacant space at the Property prior to the sale and $1.2 million was used to fund the remaining agreed upon repairs to the Property's garage area (collectively, the "Sale Proceeds Reductions"). The cash GCGA received at closing, net of the Sale Proceeds Reductions and closing costs, was approximately $76.5 million; GCGA paid this amount to the Partnership and YP II in settlement of the Loan. Accordingly, on August 31, 2000, the Partnership received approximately $44.4 million representing its 58% share of the net sale proceeds GCGA received at closing.

Item 7.     Financial Statements and Exhibits

(b)   Pro Forma Financial Information

On a pro forma basis, if the sale of the Property had been consummated on June 30, 2000, the Partnership's Consolidated Balance Sheet as of such date would have reflected an increase in cash and cash equivalents from $4.3 million to $48.7 million, the elimination of the $19.9 million investment in joint venture, and an increase in partner's capital from $34.3 million to $58.8 million.

For the Consolidated Income Statement for the six months ended June 30, 2000, if the Property was sold on January 1, 2000, the equity in earnings of joint venture of approximately $806,000 would have been eliminated and the Partnership would have incurred a net loss of approximately $58,000 ($0.01 per Limited Partnership unit).

For the Consolidated Income Statement for the year ended December 31, 1999, if the Property was sold on January 1, 1999, the equity in earnings of joint venture of approximately $2,474,000 would have been eliminated and the Partnership would have earned net income of approximately $1,498,000 (0.15 per Limited Partnership unit).

The pro forma adjustments to the Consolidated Income Statements exclude the Partnership's share of the non-recurring gain on the sale of the Property.

(c)   Exhibits

(1) Purchase and Sale Agreement dated as of June 14, 2000 between Government Center Garage Realty Trust as Seller and One Congress Street JV LLC, as Purchaser.

(2) First Amendment to Purchase and Sale Agreement as of July 27, 2000 between Government Center Garage Realty Trust as Seller and One Congress Street JV LLC, as Purchaser.

(3) Second Amendment to Purchase and Sale Agreement between Government Center Garage Realty Trust as Seller and One Congress Street JV LLC, as Purchaser.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   DEAN WITTER REALTY YIELD PLUS, L.P.

                              By:  Dean Witter Realty Yield Plus, Inc.
                                   Managing General Partner

Date: August 31,  2000        By:  /s/ Raymond E. Koch
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                                   Raymond E. Koch
                                   Principal Financial and Accounting Officer